                                                                    EXHIBIT 3.20

                                     BY-LAWS

                                       OF

                       NALCO/EXXON ENERGY CHEMICALS, INC.

                                   ARTICLE I.

                                     OFFICES

     Section 1.1 Offices. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation
may also have offices at such other places both within and without the State of
Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.

                                  SHAREHOLDERS

     Section 2.1 Time and Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of a designation of a place for any such meeting by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

     Section 2.2 Annual Meetings. An annual meeting of shareholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

     Section 2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Certificate of
Incorporation or by law, may be called by the President and shall be called by the Secretary at the direction of all of the directors then in office, or at the request in writing delivered to the President or the Secretary of the
Corporation of shareholders owning not less than 50% in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

     Section 2.4 Notice of Meetings. Written notice of each meeting of the shareholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. The

notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called.

     Section 2.5 Quorum; Adjournments. The holders of 75% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise may be required by these By-laws, the Certificate of Incorporation or the Delaware General Corporation Law as from time to time in effect (the "Delaware Law"). If a quorum is not represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Withdrawal of shareholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

     Section 2.6 Voting. (a) At all meetings of the shareholders, each shareholder shall be entitled to vote, in person, or by proxy appointed in an instrument in writing subscribed by the shareholder or otherwise appointed in accordance with the Delaware Law, each share of voting stock owned by such shareholder of record on the record date for the meeting. Each shareholder shall be entitled to one vote for each share of voting stock held by such shareholder, unless otherwise provided by the Delaware Law or in the Certificate of
Incorporation.

     (b) When a quorum is present at any meeting, the affirmative vote of the holders of not less than 75% of the stock having voting power present in person or represented by proxy and voting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.7 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

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     Section 2.8 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to vote in person or by proxy at any meeting of shareholders.

                                  ARTICLE III.

                                    DIRECTORS

     Section 3.1 General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of its Board of
Directors, which may exercise all such powers of, and do all such acts and things as may be done by, the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

     Section 3.2 Number, Qualification and Tenure. The Board of Directors of the
Corporation shall consist of six members. The directors shall be elected at the annual meeting of the shareholders, except as provided in the Certificate of
Incorporation or Section 3.3. hereof, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation or removal from office. Directors need not be shareholders.

     Section 3.3 Vacancies and Newly-Created Directorships. Vacancies and newly created directorships resulting from any increase in the number of directors shall be filled by the unanimous vote of the shareholders and in no other manner. Each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation, retirement, disqualification or removal from office.

     Section 3.4 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.5 Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the shareholders. Other regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board. No notice of regular meetings need be given, other than by announcement at the immediately preceding regular meeting. Special meetings of the Board may be called by the President or by the Secretary on the written request of any director then in office. Notice of any special meeting of the Board shall be given at least two days prior thereto, either in writing, or telephonically if confirmed promptly in writing, to each director at the address shown for such director on the records of the Corporation.

     Section 3.6 Waiver of Notice; Business and Purpose. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice either before or after the time of the meeting.
The attendance of a director at any meeting

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shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and at the beginning of the meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, unless specifically required by the Delaware
Law.

     Section 3.7 Quorum and Manner of Acting. At all meetings of the Board of
Directors, four directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of
Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The act of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of
Directors, except as may be otherwise specifically provided by the Delaware Law or by the Certificate of Incorporation; provided, however, that such majority shall include at least one director who has been nominated by Nalco Chemical
Company, a Delaware corporation, and one director who has been nominated by
Exxon Corporation, a New Jersey corporation.

     Section 3.8 Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors.

     Section 3.9 Action without Meeting. Unless otherwise specifically prohibited by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors execute a consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 3.10 Attendance by Telephone. Members of the Board of Directors may
participate in and act at any meeting of the Board of Directors through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     Section 3.11 Expenses. By resolution of the Board of Directors, irrespective of any personal interest of any of the members, the directors may be paid their reasonable expenses, if any, of attendance at each meeting of the
Board of Directors. These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                  ARTICLE IV.

                                    OFFICERS

     Section 4.1 Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a
Treasurer. The Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it may deem appropriate. Any number of offices may be held by the same person.

     Section 4.2 Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified, or until their earlier death, termination, resignation or removal from office. Any officer or agent of the
Corporation may be removed at any time by the Board of Directors, with or without cause. Any vacancy in any office because of death, resignation, termination, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 4.3 Chairman of the Board. The Chairman of the Board, when and if elected, shall preside at meetings of the Board of Directors and of shareholders and shall have such other functions, authority and duties as may be prescribed by the Board of Directors. The Chairman of the Board, if any, shall be a member of the Board of Directors of the Corporation.

     Section 4.4 President. The President shall be the chief executive officer of the Corporation, and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as may be prescribed by the Board of Directors.

     Section 4.5 Vice President. Each Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

     Section 4.6 Secretary. The Secretary shall: (a) keep a record of all proceedings of the shareholders and the Board of Directors in one of more books provided for that purpose; (b) give, or cause to be given, all notices that are required by law or these By-laws to be given by the Secretary; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) have authority to affix the seal of the Corporation to all instruments the execution of which requires such seal and to attest such affixing of the seal; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f)
sign, with the Chairman or the Vice Chairman, if any, or President or any Vice
President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation, or any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed by the signature of more than one officer; (g) have general charge of the stock transfer books of the

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Corporation; (h) have authority to certify as true and correct, copies of the
By-laws, or resolutions of the shareholders, the Board of Directors and committees thereof, and of other documents of the Corporation; and (i) in general, perform the duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Board of Directors, the
Chairman of the Board or the President. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

     Section 4.7 Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the
Corporation; (b) have charge and custody of all funds and securities of the
Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform the duties incident to the office of treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President. The Treasurer may sign with the
Chairman or the President, or any Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the
Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

     Section 4.8 Other Officers and Agents. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-laws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

                                   ARTICLE V.

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

     Section 5.1 Form. The shares of the Corporation shall be represented by certificates; provided, however, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Each certificate for shares shall be consecutively numbered or otherwise identified. Certificates of stock in the Corporation shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the
Treasurer or the Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of one or more officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the
Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

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     Section 5.2 Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its stock transfer books.

     Section 5.3 Replacement. In case of the loss, destruction, mutilation or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon the surrender of the mutilated certificate or, in the case of loss, destruction or theft of a certificate, upon satisfactory proof of such loss, destruction or theft and upon such terms as the
Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed or stolen.

                                  ARTICLE VI.

                               GENERAL PROVISIONS

     Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

     Section 6.2 Corporation Seal. The corporate seal, if any, of the
Corporation shall be in such form as may be approved from time to time by the
Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 6.3 Notices and Mailing. Except as otherwise provided in the Act, the Certificate of Incorporation or these By-laws, all notices required to be given by any provision of these By-laws shall be deemed to have been given (i)
when received, if given in person, (ii) on the date of acknowledgment of receipt, if sent by telex, facsimile or other wire transmission, (iii) one day after delivery, properly addressed, to a reputable courier for same day or overnight delivery or (iv) three days after being deposited, properly addressed, in the U.S. Mail, certified or registered mail, postage prepaid.

     Section 6.4 Waiver of Notice. Whenever any notice is required to be given under the Delaware Law or the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

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     Section 6.5 Interpretation. In these By-laws, unless a clear contrary intention appears, the singular number includes the plural number and vice versa, and reference to either gender includes the other gender.

                                  ARTICLE VII.

                                   AMENDMENTS

     Section 7.1 Amendments. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-laws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.

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